Exhibit 10.3

FIRST AMENDMENT TO THE
SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
RYAN SPECIALTY GROUP, LLC

The undersigned, being the Manager and the holders of all of the outstanding units of Ryan Specialty Group, LLC, a Delaware limited liability company (the “Company”), desire to amend, as of February 17, 2022, the Seventh Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 30, 2021 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

1.
Amendments.
(a)
The following definition is added after “Indemnified Person” and before “Investment Company Act”:

“Intended IPO Step-Up Allocation” means with respect to any tax basis adjustment pursuant to Section 743 of the Code arising as a result of the IPO and any transactions related thereto, the allocation of income, gain, loss, deduction or credit attributable to such adjustment (directly or indirectly) to the Manager or the applicable member of the Manager’s “affiliated group” (within the meaning of Section 1504(a)(1) of the Code).

(b)
Section 5.05(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b); provided that the Manager may cause the Company to apply the “remedial” method in respect of any contribution or adjustment to Book Value in connection with (x) the IPO or (y) the contribution of interests of the Company to Holdings, in each case to the extent the Manager determines in good faith that such election is necessary to achieve an allocation of income, gain, loss, deduction or credit consistent with the Intended IPO Step-Up Allocation.”

2.
Waiver. The undersigned hereby waive any past noncompliance by the Company with the terms and provisions of Section 5.05(c) of the Agreement.

3.
Effect on the Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
4.
Counterparts; Facsimile. This Amendment may be executed in any number of counterparts (and may be transmitted via facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
5.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

* * * * * *

IN WITNESS WHEREOF, the party hereto has caused this First Amendment to the Seventh Amended and Restated Limited Liability Agreement of Ryan Specialty Group, LLC to be duly executed as of the date set forth in the introductory paragraph hereof.

MANAGER:

RYAN SPECIALTY GROUP HOLDINGS, INC.

By: /s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Chairman and Chief Executive Officer

UNITHOLDERS:

ONEX RSG HOLDINGS I INC.

By: /s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Chairman and Chief Executive Officer

NEW RSG HOLDINGS, LLC

By: /s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Chairman and Chief Executive Officer